Exhibit 99.1

KOHL'S CORPORATION REPORTS FOURTH QUARTER

AND FISCAL 2011 FINANCIAL RESULTS

•

2011 diluted EPS increases 17%

•

Dividend increases 28% to $0.32 per share

MENOMONEE FALLS, WI (Business Wire) – February 23, 2012 - Kohl’s Corporation (NYSE:KSS) today reported results for the quarter and year ended January 28, 2012.

Fourth Quarter Results

Kohl’s Corporation reported fourth quarter diluted earnings per share increased 9% to $1.81.  Net income for the quarter decreased 8% to $455 million, compared to $494 million ($1.66 per diluted share) a year ago.  Net sales were $6.0 billion, a decrease of 0.3 percent from the prior year quarter.  Comparable store sales for the quarter decreased 2.1%.

Fiscal 2011 Results

For the year, diluted earnings per share increased 17% to $4.30 and net income increased 4% to $1,167 million.  Net sales were $18.8 billion, an increase of 2.2%.  Comparable store sales increased 0.5%.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “I am pleased that 2011 was another year of profitability and earnings per share growth for our shareholders.  With the commitment of each of our 140,000 associates, we were able to navigate a difficult holiday sales season through strong expense and inventory management.  We achieved a major milestone in 2011 with our E-Commerce business reporting $1 billion in revenues. We are starting 2012 with considerable brand excitement, with the launch of Rock and Republic, continued excitement from our Jennifer Lopez and Marc Anthony brands, and expansion of the successful ELLE and Simply Vera Vera Wang brands into new categories.”

The Company increased its free cash flow (a non-GAAP financial measure) by 27% to $1.1 billion and returned approximately $2.6 billion to shareholders in 2011 with its first-ever dividend and share repurchases.

Quarterly Dividend Declared

On February 22, 2012, Kohl's Board of Directors declared a quarterly cash dividend of $0.32 per share of Kohl’s common stock; a $0.07 per share and 28% increase over previous quarterly dividends.  The dividend is payable March 28, 2012 to shareholders of record at the close of business on March 7, 2012.

Store Update

Kohl’s opened 40 stores during 2011 and now has 1,127 stores in 49 states, compared with 1,089 stores at the same time last year.  The Company remodeled 100 stores in 2011.

Earnings Guidance

The Company issued its initial guidance for fiscal 2012.  Based on assumptions of a total sales increase of 4.5% and a comparable store sales increase of 2%, the Company expects earnings per diluted share of $4.75 for the year.  For the first fiscal quarter, the Company expects earnings per diluted share of $0.60 based on assumptions of a total sales increase of 3% and a comparable store sales increase of 1%.

Fourth Quarter 2011 Earnings

Kohl’s will host a fourth quarter earnings conference call at 8:30 am ET on February 23, 2012.  The phone number for the conference call is (706) 902-0486 and the conference ID is 41360705.  Replays of the call will be available for 30 days by dialing (855) 859-2056 or (404)

537-3406 and referencing Conference ID 41360705.  The conference call is also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Free Cash Flow

Free cash flow is a non-GAAP financial measure which we define as net cash provided by operating activities and proceeds from financing obligations (which generally represent landlord reimbursements of construction costs) less acquisition of property & equipment and capital lease & financing obligation payments.   Free cash flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as net income and cash flow provided by operations.  We believe that free cash flow represents our ability to generate additional cash flow from our business operations.

The following table reconciles net cash provided by operating activities (a GAAP measure) to free cash flow (a non-GAAP measure) for fiscal 2011.

(in millions)
Net cash provided by operating activities	$ 2,143
Acquisition of property & equipment	(927)
Capital lease & financing obligation payments	(91)
Proceeds from financing obligations	14
Free cash flow	$ 1,139

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on Kohl’s targeted sales, earnings and other operating metrics.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K/A, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,127 stores in 49 states with a commitment to environmental leadership. In support of the communities it serves, Kohl’s has raised more than $208 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Investor Relations:

Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:

Vicki Shamion, Senior Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months		Twelve Months
	Ended		Ended
	Jan. 28,	Jan. 29,	Jan. 28,	Jan. 29,
	2012	2011	2012	2011
		(Restated)

Net sales	$ 6,018	$ 6,038	$18,804	$18,391
Cost of merchandise sold	3,841	3,815	11,625	11,359

Gross margin	2,177	2,223	7,179	7,032

Operating expenses:
Selling, general and administrative	1,178	1,173	4,243	4,190
Depreciation and amortization	194	189	778	750

Operating income	805	861	2,158	2,092

Interest expense, net	76	71	299	304

Income before income taxes	729	790	1,859	1,788
Provision for income taxes	274	296	692	668

Net income	$ 455	$ 494	$ 1,167	$ 1,120

Basic net income per share	$ 1.82	$ 1.68	$ 4.33	$ 3.69
Average number of shares	251	295	270	304

Diluted net income per share	$ 1.81	$ 1.66	$ 4.30	$ 3.66
Average number of shares	252	297	271	306

As a percent of net sales:
Gross margin	36.2%	36.8%	38.2%	38.2%
Selling, general and
administrative expenses	19.6%	19.4%	22.6%	22.8%
Operating income	13.4%	14.3%	11.5%	11.4%
Net income	7.6%	8.2%	6.2%	6.1%

KOHL'S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars In Millions)

(Unaudited)

Subject to Reclassification

	Jan. 28,	Jan. 29,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 1,205	$ 2,277
Merchandise inventories	3,199	3,036
Deferred income taxes	72	77
Other	299	252

Total current assets	4,775	5,642

Property and equipment, net	8,905	8,692
Long-term investments	153	277
Other assets	261	238

Total assets	$ 14,094	$ 14,849

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,233	$ 1,138
Accrued liabilities	1,130	1,030
Income taxes payable	133	127
Current portion of long-term debt	-	400
Current portion of capital lease
and financing obligations	94	86

Total current liabilities	2,590	2,781

Long-term debt	2,141	1,494
Capital lease and financing obligations	2,009	2,018
Deferred income taxes	386	256
Other long-term liabilities	460	450
Shareholders' equity	6,508	7,850

Total liabilities and shareholders' equity	$ 14,094	$ 14,849

KOHL'S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

	2011	2010
Operating activities
Net income	$1,167	$1,120
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	778	750
Share-based compensation	57	66
Excess tax benefits from share-based compensation	2	3
Deferred income taxes	144	39
Other non-cash revenues and expenses	39	35
Changes in operating assets and liabilities:
Merchandise inventories	(158)	(107)
Other current and long-term assets	(42)	(50)
Accounts payable	96	(50)
Accrued and other long-term liabilities	61	13
Income taxes	(1)	(63)

Net cash provided by operating activities	2,143	1,756

Investing activities
Acquisition of property and equipment	(927)	(801)
Sales of investments in auction rate securities	145	42
Other	(20)	2

Net cash used in investing activities	(802)	(757)

Financing activities
Treasury stock purchases	(2,311)	(1,004)
Long-term debt payments	(400)	-
Capital lease and financing obligation payments	(91)	(84)
Proceeds from financing obligations	14	27
Proceeds from issuance of debt	646	-
Interest rate hedge payment	(48)	-
Deferred financing costs	(8)	-
Proceeds from stock option exercises	58	75
Dividends paid	(271)	-
Excess tax benefits from share-based compensation	(2)	(3)

Net cash used in financing activities	(2,413)	(989)

Net (decrease) increase in cash and cash equivalents	(1,072)	10
Cash and cash equivalents at beginning of year	2,277	2,267

Cash and cash equivalents at end of year	$1,205	$2,277